EXHIBIT 10.11

AMENDED AND RESTATED SCHEDULE

to the Master Agreement

(Multicurrency – Cross Border)

dated as of September 5, 2003

as amended and restated as of December 15, 2005

between

CITIBANK, N.A.

(“Party A”),

a national banking association organized

under the laws of the United States

and

VON KARMAN FUNDING TRUST

(f/k/a VON KARMAN FUNDING LLC)

(“Party B”)

a statutory trust (formerly a limited liability company) organized under the laws of Delaware

Part 1. Termination Provisions

In this Agreement:

(a) “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v)	Not Applicable.

Section 5(a)(vi)	Not Applicable.

Section 5(a)(vii)	Not Applicable.

Section 5(b)(iv)	Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v)	Not Applicable.

Section 5(a)(vi)	Not Applicable.

Section 5(a)(vii)	Not Applicable.

Section 5(b)(iv)	Not Applicable.

(b) “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c) (i) The provisions of Section 5(a) and Section 5(b) (as modified by (g) below) will apply to Party A and to Party B as follows:

The designation below of an Event of Default as being “Applicable” to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of the Agreement, and conversely, the designation of such an event as being “Not Applicable” means that such other party shall not have such right.

(ii) Section 5(a)	Party A	Party B
(i) “Failure to Pay or Deliver”	Applicable.	Applicable.

(ii) “Breach of Agreement”	Applicable.	Not Applicable.

(iii) “Credit Support Default”	Applicable.	Not Applicable.

(iv) “Misrepresentation”	Applicable.	Not Applicable.

(v) “Default under Specified Transaction”	Not Applicable.	Not Applicable.

(vi) “Cross Default”	Not Applicable.	Not Applicable.

(vii) “Bankruptcy”	Applicable.	Applicable.

(viii) “Merger Without Assumption”	Applicable.	Applicable.

provided that Section (5)(a)(i) of this Agreement is amended, subject to Part 5(i) of this Schedule, to read as follows:

Failure to Pay or Deliver. Failure by the party to make, on the date when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the first Local Business Day after notice (including notice via email or facsimile) of such failure is given to the party.

The designation below of a Termination Event as being “Applicable” to a specific party means that upon the occurrence of such Termination Event with respect to such party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party, as the case may be, shall have the right to terminate the Transaction in accordance with Section 6 (b) of the Agreement, and conversely, the designation of such an event as being “Not Applicable” means that neither party shall have the right to terminate the Transaction in accordance with Section 6(b) of the Agreement upon the occurrence of such Termination Event with respect to such party.

Section 5(b)	Party A	Party B
(i) “Illegality”	Applicable.	Applicable.

(ii) “Tax Event”	Applicable.	Applicable.

(iii) “Tax Event Upon Merger”	Applicable.	Not Applicable.

(iv) “Credit Event Upon Merger”	Applicable.	Not Applicable.

(v) “Additional Termination Event”	Applicable.	Not Applicable.

(d) Payments on Early Termination. Notwithstanding Section 6(e) of the Agreement, upon the occurrence or effective designation of an Early Termination Date, no termination payments shall be payable by either party except as set forth in Part 5(b) of this Schedule.

(e) “Termination Currency” means United States Dollars (“USD”).

(f) The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or Party B.

(g) The following shall be specified as an “Additional Termination Event” pursuant to Section 5(b)(v):

Party A Downgrade. The occurrence and continuation

of a Termination Event following the expiration of

the applicable 30 day grace period pursuant to Part

5(p) herein, in which case, the Early Termination

Date for the Transaction shall be the date

designated by Party B, subject to Part 5(b)(v) of

this Schedule. For purposes of the foregoing

Additional Termination Event, Party A shall be the

Affected Party. Part 2.	Tax Representations.

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any:

The following representation will apply to Party A:

It is a national banking association organized under the laws of the United States and its U.S. taxpayer identification number is 13-5266470. It is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

The following representation will apply to Party B: It is a statutory trust organized

under the laws of Delaware. Part 3.	Agreement to Deliver Documents.

Section 4(a) of this Agreement is amended by deleting the following in the first sentence thereof:

, in certain cases under subparagraph (iii) below,

Section 4(a)(iii) of this Agreement is amended to read as follows:

any forms, documents or certificates that may be required or reasonably requested in order to allow such other party to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate, with any such forms, documents or certificates to be accurate and completed in a manner reasonably satisfactory to such other party, and to be executed and to be delivered with any required certification to such other party (or to such government or taxing authority as such other party reasonably directs), promptly upon the earlier of (A) reasonable demand by such other party and (B) learning that any such forms, documents or certificates are required;

For the purpose of Section 4(a)(i) and Section 4(a)(ii) of this Agreement, Party A and Party B each agree to deliver the following documents, as applicable:

Documents to be delivered are:

Party required to	Form, Document or	Date by which to be	Covered by Section
deliver document	Certificate	Delivered	3(d)
An opinion of
counsel to Party A
	acceptable to	Upon execution of
Party A	counsel of Party B.	this Agreement.	No
An incumbency
certificate with
respect to the
	signatory of this	Upon execution of
Party A	Agreement.	this Agreement.	Yes
An opinion of
counsel to Party B
	acceptable to	Upon execution of
Party B	counsel of Party A.	this Agreement.	No
An incumbency
certificate with
respect to the
	signatory of this	Upon execution of
Party B	Agreement.	this Agreement.	Yes
	Executed copies of	Upon execution of
	each Program	this Agreement and
	Document and each	on the date of each
Party B	amendment thereof.	amendment thereof.	Yes
(i) Before the
first Payment Date
under this
Agreement, (ii)
promptly upon
reasonable demand
by Party A and
(iii) promptly upon
a party learning
	An executed U.S.	that any such form
	Internal Revenue	previously provided
	Service Form W-9	by such party has
	(or any successor	become obsolete or
Party A and Party B	thereto).	incorrect.	N/A
Party B	Copy of each notice and/or report received or delivered by the Issuer pursuant to the Program Documents.	As provided in the Program Documents.	Yes

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to Party A:

	Address: 250 West Street 10th Floor New York, New York 10013	Citibank, N.A.

Attention:	Director Derivatives Operations

	Facsimile:	(212) 723-2956

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of the legal department of Citibank as follows:

Address:	Legal Department
77 Water Street 9th Floor New York, New York 10004
Attention:Department Head Facsimile:(212) 657-1452 (For all purposes)
Address for notices or communications to Party B:
Address:	Von Karman Funding Trust
c/o New Century Mortgage Corporation, as Administrator
18400 Von Karman, Suite 1000 Irvine, California 92612
Attention: Kevin Cloyd (with copies to General Counsel)
Facsimile: 949-224-5750 Telephone: 949-862-7941
Address for notices or communications to Moody’s:
Address:	Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: Asset Backed Commercial Paper Group

Facsimile No: (212) 553-0300

Address for notices or communications to S&P:

Address:	Standard & Poor’s,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Group

Facsimile No: (212) 438-2647 Address for notices to Servicer:
Address:	New Century Mortgage Corporation

18400 Von Karman, Suite 1000

Irvine, California 92612

Attention: Kevin Cloyd (with copies to General Counsel)

Telephone: 949-862-7941

Facsimile No: 949-224-5750

Notices under this Agreement and the Transaction shall be sent to Moody’s and S&P only to the extent specifically required in the transaction confirmation.

(b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(c) Offices. The provisions of Section 10(a) will apply to Party A and will not apply to Party B.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e) Calculation Agent. The Servicer (as set forth in detail in the Confirmation).

(f) Credit Support Document. Details of any Credit Support Document:

In the case of Party A: Initially none; provided, however, if Party A is required to post Eligible Collateral pursuant to Part 5(p) of this Schedule, the 1994 ISDA Credit Support Annex (New York law) and paragraph 13 thereto (to be negotiated between the parties at such time).

In the case of Party B: The Security Agreement.

Notwithstanding the foregoing, each Party hereto acknowledges and agrees that “Credit Support Default” and “Misrepresentation” (Section 5(a)(iii) and Section 5(a)(iv), respectively, of the Agreement) shall not constitute Events of Default applicable to Party B.

(g) Credit Support Provider.

Credit Support Provider means in relation to Party A: Not Applicable.

Credit Support Provider means in relation to Party B: Not Applicable.

(h) “Affiliate” will have the meaning specified in Section 14 of this Agreement.

(i) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF).

(j) Netting of Payments. Section 2(c)(ii) will apply with respect to all payments under this Agreement. For purposes of netting pursuant to Section 2(c)(ii), payments made on the Business Day before a Payment Date shall be deemed to be made on such Payment Date.

(k) Account Detail:

Payments to Party A:The Account described in the related Confirmation

Payments to Party B:Collateral Account under the Security Agreement

Part 5.	Other Provisions.

(a) Confirmation. The Confirmation, as amended and supplemented from time to time, supplements, forms part of, and will be read and construed as one with the Agreement. The parties hereby agree and acknowledge that the Transaction entered into pursuant to the Confirmation, dated as of the date hereof and bearing the Reference No. 50034056, between the parties shall constitute the sole Transaction under this Agreement.

(b) Early Termination.

(i)	Section 6(b)(ii) is hereby amended by adding at the end of the first paragraph the following:

“, provided that the party seeking to make the transfer such that such Termination Event ceases to exist shall deliver to the Servicer and Party B (in the case of transfers by Party A) or to Party A (in the case of transfers by Party B) written confirmation from each Rating Agency that such transfer will not result in the then-current rating of any series of Notes outstanding being withdrawn or lowered.”

(ii)	Payments on Early Termination. If an Early Termination Date is designated with respect to Party A or Party B, no termination payments under Section 6(e) shall be payable by either party, except (A) each Party shall make all payments pursuant to the Confirmation through and including the Early Termination Date; and (B) without duplication of the amounts payable pursuant to the foregoing clause (A), Party A shall pay to Party B the Unpaid Amounts owing to Party B by Party A as of the Early Termination Date and Party B shall pay to Party A the Unpaid Amounts owing to Party A by Party B as of the Early Termination Date, and neither party shall have any further liability in respect of the termination of this Agreement except as set forth in this Schedule and the Confirmation; provided, however, if Party A is the sole Defaulting Party or sole Affected Party prior to the designation of an Early Termination Date or an Early Termination Date is deemed to occur, Party A shall make or cause to be made such payments (if any) to the Successor Counterparty (as defined below) in the amount and manner as are specified below in Part 5(b)(iii) hereof.

(iii)	(A) In the event that an Event of Default or Termination Event has occurred and Party A is the sole Defaulting Party or sole Affected Party, Party A and Party B agree as follows:

(1) Party A shall give prompt written notice of such Event of Default or Termination Event to Party B, the Servicer, Moody’s and S&P.

(2) Commencing with the date of such Event of Default or Termination Event, Party A shall use its reasonable efforts to cooperate with Party B and the Servicer to transfer Party A’s rights and duties hereunder and any hedge transaction to (or otherwise procure a replacement transaction with terms substantially similar to this Transaction with) a successor to Party A having a short-term unsecured and unguaranteed debt rating of “A-1+” by S&P and “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch and a long-term debt rating of at least “AA-” by S&P and “Aa3” by Moody’s and, if rated by Fitch, “AA-“ by Fitch (a “Successor Counterparty”), such that the ratings of the Notes by each Rating Agency will not be withdrawn or reduced below the ratings of the Notes prior to such Event of Default or Termination Event.

(3) Party B shall not designate an Early Termination Date unless (i) a Successor Counterparty is appointed and the requirements of Part 5(b)(iii)(A)(2) of this Schedule are otherwise satisfied upon designation of such Early Termination Date or (ii) a termination of the Program has commenced pursuant to Section 11.2 under the Mortgage Loan Purchase and Servicing Agreement (in which case, the Early Termination Date shall be deemed to be the Program Termination Date (as defined below)).

(4) Party A shall bear or otherwise reimburse Party B and the Servicer for all reasonable costs associated with the actions required by Part 5(b)(iii)(A)(2) of this Schedule. For the avoidance of doubt, to the extent such costs have been paid by Party A to Party B pursuant to Section 2(e) or Section 11 of the Agreement, such costs will not be included in the calculation of amounts payable pursuant to this provision of the Schedule.

(B) If, pursuant to Part 5(b)(iii)(A) of this Schedule, Party B replaces this Transaction with a substantially similar transaction (the “Successor Swap”) with a Successor Counterparty (instead of an assignment or transfer of Party A’s rights and obligations hereunder):

(1) the Calculation Agent shall calculate an amount that would be payable to (or by) Party B assuming (w) the Transaction and any hedge transaction were Terminated Transactions, (x) that Section 6(e)(i)(3) of the 1992 ISDA Multicurrency-Cross Border Master Agreement were applicable, (y) that Party A was the Defaulting Party and (z) that the Early Termination Date was the date the Successor Counterparty entered into such replacement transaction (the “Successor Swap Amount”); and

(2) the payment by Party A or the receipt from the Successor Counterparty of the Successor Swap Amount in accordance with Part 5(b)(iii)(B)(1) of this Schedule and any amounts determined pursuant to Part 5(b)(iii)(A)(4) of this Schedule shall constitute satisfaction in full of the respective obligations of Party B to Party A and of Party A to Party B in respect of the termination of the Transaction and any hedge transaction.

(iv) In the event that an Event of Default or Termination Event has occurred and Party B is the sole Defaulting Party or sole Affected Party, notwithstanding the provisions of Sections 6(a) and 6(b) of this Agreement, Party A may send notice to Party B declaring such Event of Default or Termination Event and the Early Termination Date shall be deemed to be the later of (i) the date upon which the last Mortgage Loan is sold pursuant to Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement and (ii) the date on which all principal and interest due on the Notes is paid (the later of such two dates, the “Program Termination Date”).

(v) Notwithstanding the provisions in this Agreement, if an Early Termination Date is designated, the Early Termination Date shall occur on the Program Termination Date (subject to transfer provisions in Part 5(b)(iii)(A) above).

(c) No Bankruptcy Petition. Prior to the date that is one year and one day after the payment in full of any Note issued by Party B (or such longer preference period as may be in effect at such time), Party A, in its capacity as Swap Counterparty, shall not institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. Nothing herein shall prevent Party A from participating in any such proceeding once commenced by another entity.

(d) Transfer. Section 7 is hereby amended by:

(i)	adding the words “(and notice of the transferee to)” after the word “of” in the third line thereof, and (ii) adding the words “(subject to providing three Business Days prior written notice of the transferee to the other party and to each Rating Agency)” after the word “transfer” in the fourth and seventh line thereof.

(ii)	adding at the end thereof:

“Any party making any such transfer shall deliver to the other party and the Servicer written confirmation from each Rating Agency that such transfer will not result in the then-current rating of any series of the Notes outstanding being withdrawn or lowered.”

(iii)	adding a new paragraph 7(c) reading as follows:

“(c) Notwithstanding anything to the contrary set forth in the Agreement, Party A agrees to the assignment to Deutsche Bank Trust Company Americas as Collateral Agent under the Security Agreement, for the benefit of the Secured Parties under the Security Agreement of, and the grant to the Collateral Agent for the benefit of each Secured Party of a security interest in, the rights of Party B under this Agreement and the Confirmation. Party A further consents to and agrees that in connection with the realization of any of the Secured Parties’ rights (including Party A’s rights) under the Security Agreement, that the Collateral Agent, on behalf of the Secured Parties (including Party A) is entitled to, and shall have, all rights of Party B hereunder.

(e) Eligible Contract Participant. Party A and Party B represent to the other that on the date hereof and on each date on which a Transaction is entered into between them that: (a) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (b) this Agreement and each Transaction is subject to individual negotiation by each Party; and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(f) WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

(g) Amendments. Section 9(b) of this Agreement is hereby amended by adding the following after the word “system” in the last line thereof:

“, provided, however, that each Rating Agency shall receive prior written notice of all such amendments, modifications or waivers; provided, further, that each material amendment, modification or waiver shall require, prior to its effectiveness, the written confirmation of each Rating Agency that such material amendment, modification or waiver shall not result in the then-current rating of any series of Notes outstanding being withdrawn or lowered.”

(h) Section 2. Section 2(e) of the Agreement shall not apply to payments to be made by Party B.

(i) Section 5. Section 5(a)(i) of the Agreement is hereby amended by deleting the words “the party” in the last line thereof and replacing such language with the following:

“the Collateral Agent and the party, provided that any payment default may be cured on behalf of Party B by the Collateral Agent prior to designation of an Early Termination Date (but the Collateral Agent shall have no obligation to do so)”

(j) Expenses. Section 11 of the Agreement is hereby amended by deleting the words “A Defaulting Party” in the first line thereof and “the Defaulting Party” in the fourth line thereof and replacing such language with the following:

“Party A, to the extent that it is a Defaulting Party,”

(k) Relationship Between Parties. With respect to each Transaction hereunder:

(i)	Non-Reliance. Each party represents and warrants that it is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it is based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii)	Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(l) Amendment of the Program Documents. Party B agrees that it shall not make any amendment to any Program Document without the written consent of Party A (such consent not to be unreasonably withheld) provided that this parenthetical shall not apply to any amendments to this Agreement.

(m) Limited Recourse to Party B. Notwithstanding anything to the contrary contained herein, all obligations of Party B under Section 2(a)(i) of this Agreement shall be payable by Party B only on a Payment Date or Interim Payment Date (each as defined in the related Confirmation of the Transaction) and only to the extent of funds available therefor in the Collateral Account as provided in Section 2.01, Section 6.03 or Section 6.06 of the Security Agreement and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against Party B to the extent of such unavailability or insufficiency until such time as Party B has assets sufficient to pay such prior deficiency. This paragraph shall survive the termination of this Agreement but in all cases shall expire concurrently with the earlier to occur of (i) the restriction specified in Part 5(c) and (ii) the commencement of any bankruptcy, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law with respect to Party B.

(n) No Recourse. The obligations of Party B hereunder are solely the obligations of Party B and no recourse shall be had with respect to this Agreement, any of the obligations of Party B hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Agreement against any member, stockholder, employee, officer, director, incorporator, trustee, affiliate, agent or servant of Party B except to the extent that any such claim arises as a result of the intentional misconduct, fraud, bad faith and/or gross negligence of such persons. The provisions of this paragraph shall survive the termination of this Agreement.

(o) Notice of Payment Amounts. The Calculation Agent shall provide (via email or facsimile) Party A with estimates of payments to be made by each of Party A and Party B (including a breakdown of the components of each payment) under the Agreement on the next following Payment Date, Interim Payment Date and Party A Accrued Interest Payment Date (as defined in the Confirmation). Such estimates shall be provided (i) by 4:00 p.m. (New York City time) of the second Business Day prior to each such monthly Payment Date and Party A Accrued Interest Payment Date and (ii) by 4:00 p.m. (New York City time) of the first Business Day prior to each such Interim Payment Date. Final confirmation of the actual amounts to be wired shall be provided (via e-mail or facsimile and confirmed by telephone) by no later than 12:00 noon (New York City time) on each such Interim Payment Date and on the Business Day immediately prior to each such monthly Payment Date and Party A Accrued Interest Payment Date.

(p) Reduction of Swap Counterparty’s Rating. In the event that Party A’s short-term senior unsecured deposit rating is withdrawn or reduced below “A-l+” by S&P or “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch Party A is obligated to immediately provide written notice thereof to Party B and, within 30 days after such rating withdrawal or reduction (if such withdrawal or reduction is continuing), to either, in its discretion (i) establish any arrangement with Moody’s or S&P, as the case may be, including obtaining a backup swap counterparty, (ii) obtain replacement swap agreements with terms substantially the same as this Agreement, or (iii) execute and deliver and post collateral to Party B the Credit Support Document, in any such case such that Party A shall receive written confirmation that the rating of each series of Notes outstanding by the applicable rating agency will not be withdrawn or reduced below the applicable rating of each series of Notes outstanding existing immediately prior to such downgrade, as applicable; provided, however, that the preceding provisions may be modified, without the consent of the holders of the Notes, if the Member and the Collateral Agent shall have been provided with a letter from Moody’s and S&P to the effect that any such modification will not adversely affect the ratings on all series of Notes outstanding. Any costs associated with obtaining a replacement swap agreement or establishing any other arrangement satisfactory to the applicable rating agency will be borne by Party A. No failure on the part of Party A to effect any of the alternatives specified above shall constitute an Event of Default with respect to Party A. Rather, following the 30-day period, a Termination Event shall be deemed to have occurred with Party A as the Affected Party.

(q) Additional Swap Counterparties. To the extent that Party B enters into swap agreements similar to this Transaction with other additional swap counterparties, such swap counterparties will be required to maintain short-term credit ratings of “A-1+” from S&P and “P-1” from Moody’s and, if rated by Fitch, “F1+” by Fitch and long-term credit ratings of at least “AA-” from S&P and “Aa3” from Moody’s and, if rated by Fitch, “AA-” by Fitch.

(r) Additional Definitions. Capitalized terms used in this Schedule and not otherwise defined herein shall have the meaning set forth in the Confirmation or Definitions List attached as Schedule I to the Security Agreement. Additionally, the capitalized terms set forth below shall have the following meanings:

“Mortgage Loan Purchase and Servicing Agreement” shall mean that certain Amended and Restated Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2005 between Party B, as Purchaser and New Century Mortgage Corporation, as Seller and Servicer, as amended from time to time.

“Security Agreement” shall mean that certain Amended and Restated Security Agreement, dated as of December 15, 2005, among Party B, as the Company and Deutsche Bank Trust Company Americas, as Collateral Agent, as amended from time to time.

(s) Consent to Recording. The parties agree that each may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement and that any such recordings may be submitted in evidence in any Proceedings relating to this Agreement.

(t) Further Representations of Party B:

(i)	Assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Program Documents to which Party B is a party constitutes the legal, valid and binding obligations of Party B, enforceable against Party B in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

(ii)	The Program Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the Program Documents to which Party B is a party.

(iii)	To the best of its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, constitute an event of default) has occurred and is continuing under any of the Program Documents to which Party B is a party.

(u) No Set-off. Other than as provided in Section 2(c) of this Agreement, all payments hereunder shall be made without set-off or counterclaim. Section 6(e) of the Agreement is amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(v) Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits and expectations of the parties to this Agreement. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(w) Existing Agreement. This Agreement amends and supersedes the ISDA Agreement between the parties dated as of September 5, 2003. Any Swap entered into between the parties under the ISDA Agreement shall be deemed to be governed by this Agreement. Any such Swap shall be deemed to constitute a Transaction and any document or other confirming evidence in respect of any such Swap shall be deemed to constitute a Confirmation for purposes of this Agreement.

(x) No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Christiana Bank & Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as a personal representation, undertaking and agreement by Christiana Bank & Trust Company but is made and intended for the purpose of binding only Party B, (c) nothing herein contained shall be construed as creating any liability on Christiana Bank & Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Bank & Trust Company be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents.

The parties executing this Schedule have executed the Agreement and have agreed as to the contents of this Schedule.

CITIBANK N.A.

By: /s/ Yvonne Loud
Name: Yvonne Loud
Title: Vice President

VON KARMAN FUNDING TRUST

By: Christiana Bank & Trust Company, as Owner Trustee

By: /s/ James M. Young
Name: James M. Young
Title: Assistant Vice President